UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2011

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

On December 28, 2011, Huntington Bancshares Incorporated, a Maryland corporation (the "Company"), issued 35,500 shares of its Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share (the "Series B Preferred Stock"), the terms of which are more fully described in the Articles Supplementary of the Company filed with the State Department of Assessments and Taxation of Maryland on December 28, 2011 designating the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Series B Preferred Stock.

The holders of the Series B Preferred Stock have preferential dividend and liquidation rights over the holders of the Company’s Junior Stock (as defined below) and on parity with the holders of the Company's Parity Stock (as defined below). Further, the Company’s ability to declare or pay dividends with respect to, or to redeem, purchase or acquire any of its Junior Stock became subject to certain restrictions in the event that the Company does not declare dividends on the Series B Preferred Stock during any dividend period. "Junior Stock" means the Company’s common stock and each other class or series of preferred stock the Company may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company. In addition, the Company’s ability to pay dividends on any Parity Stock became subject to certain restrictions in the event that the Company does not declare dividends on the Series B Preferred Stock during any dividend period. "Parity Stock" means the Company’s 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock and each other class or series of preferred stock the Company may issue in the future the terms of which expressly provide that it will rank on a parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Company. The applicable restrictions are contained in the Articles Supplementary described in the next sentence.

A copy of the Articles Supplementary classifying the Series B Preferred Stock and the specimen certificate of the Series B Preferred Stock, which represents the form of certificate that will be issued to holders in the event certificates are ever issued, are attached as Exhibit 3.1 and Exhibit 4.1, respectively, and are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of the Company, and a duly authorized committee thereof, by duly adopted resolutions, classified and designated 35,500 authorized but unissued shares of serial preferred stock, par value $0.01 per share (the "Serial Preferred Stock") as shares of Series B Preferred Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Series B Preferred Stock set forth in the Articles Supplementary classifying the Series B Preferred Stock. The reclassification became effective upon the acceptance for record by the State Department of Assessments and Taxation of Maryland on December 28, 2011 of the Articles Supplementary classifying the Series B Preferred Stock.

A copy of the Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland on December 28, 2011 and the specimen certificate of the Series B Preferred Stock, which represents the form of certificate that will be issued to holders in the event certificates are ever issued, are attached as Exhibit 3.1 and Exhibit 4.1, respectively, and are incorporated by reference herein.

Item 8.01 Other Events.

On December 29, 2011, the Company issued 35,500 shares of Series B Preferred Stock to Mellon Investor Services LLC, in its role as depositary (the "Depositary"). The Depositary in turn issued 1,420,000 depositary shares representing proportionate interests of the Series B Preferred Stock ("Depositary Shares") to holders of certain series of the Company’s trust preferred securities (the "Trust Preferred Securities") who participated in the Company’s recently concluded exchange offer (the "Exchange Offer") of Depositary Shares for Trust Preferred Securities. The issuance of the Depositary Shares and Series B Preferred Stock was made pursuant to the Company’s Registration Statement on Form S-4 (File No. 333-178205) filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

Exhibit 3.1 Articles Supplementary of the Company filed on December 28, 2011 with the State Department of Assessments and Taxation of Maryland classifying 35,500 shares of Serial Preferred Stock as shares of Series B Preferred Stock and designating the preferences, limitations, voting powers and relative rights of the Series B Preferred Stock.

Exhibit 4.1 Specimen certificate representing the Series B Preferred Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

January 4, 2012	By:	Donald R. Kimble

Name: Donald R. Kimble
Title: Senior Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Articles Supplementary of the Company filed on December 28, 2011 with the State Department of Assessments and Taxation of Maryland classifying 35,500 shares of Serial Preferred Stock as shares of Series B Preferred Stock and designating the preferences, limitations, voting powers and relative rights of the Series B Preferred Stock.
4.1	Specimen certificate representing the Series B Preferred Stock.